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                                                                    EXHIBIT 16.1

                        [Letterhead of BDO Seidman, LLP]

May 14, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4(a) of Vertel Corporation's Form 8-K dated May 5, 2003, and we agree with the statements made therein.

Yours truly,



/s/ BDO SEIDMAN, LLP